Exhibit 5.1

March 26, 2026

McCormick & Company, Incorporated 24 Schilling Road, Suite 1 Hunt Valley, MD 21031	+1 202 663 6000 (t) +1 202 663 6363 (f)

Re:	Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-293630) (the “Registration Statement”) filed by McCormick & Company, Incorporated, a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of common stock, par value $0.01 per share (“Common Stock”), common stock non-voting, par value $0.01 per share (“Common Stock Non-Voting”), and debt securities of the Company, all of which may be issued from time to time on a delayed or continuous basis by the Company pursuant to Rule 415 under the Securities Act at an indeterminate aggregate offering price, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”) and (ii) the prospectus supplement, dated March 26, 2026 (the “Prospectus Supplement”), relating to the proposed public offering of 223,898 shares of Common Stock and 580,870 shares of Common Stock Non-Voting (collectively, the “Shares”), all of which Shares are issuable pursuant to the Company’s Investor Services Plan (as amended, the “Plan”).

We have assisted in the preparation and filing with the Commission of the Prospectus Supplement and the Base Prospectus, each relating to the Registration Statement. We have examined and relied upon (i) corporate or other proceedings of the Company regarding the authorization of and amendments to the Plan and the issuance of the Shares, (ii) the Registration Statement, (iii) the Base Prospectus and (iv) the Prospectus Supplement. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and the completeness and accuracy of the corporate records of the Company provided to us by the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the Maryland General Corporation Law, as amended. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

On the basis of, and subject to, the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any changes in any of these sources of law or subsequent factual developments that might affect any matter or opinions set forth herein.

March 26, 2026

We hereby consent to the filing of this opinion with the Commission in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as an exhibit to the Company’s Current Report on Form 8-K to be filed by the Company on or about March 26, 2026, which Form 8-K will be incorporated by reference into the Registration Statement, and to the use of our name therein and in the related Base Prospectus and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

By:	/s/ Wilmer Cutler Pickering Hale and Dorr LLP
WILMER CUTLER PICKERING HALE AND DORR LLP